Exhibit 10.1

FOURTH AMENDMENT AND PERMITTED EXTENSION AMENDMENT

TO REVOLVING CREDIT AND GUARANTY AGREEMENT

THIS FOURTH AMENDMENT AND PERMITTED EXTENSION AMENDMENT TO REVOLVING CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of January 14, 2011, and is entered into by and among NEWPAGE CORPORATION, a Delaware corporation (“NewPageCo” or “Borrower”), NEWPAGE HOLDING CORPORATION, a Delaware corporation (“NewPageHoldCo”), the GUARANTORS listed on the signature pages hereto, CERTAIN FINANCIAL INSTITUTIONS listed on the signature pages hereto (each a “Lender” and collectively, the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Administrative Agent (“Administrative Agent”) and is made with reference to that certain REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of December 21, 2007 (as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement, dated as of September 11, 2009, that certain Second Amendment to Revolving Credit and Guaranty Agreement, dated as of January 28, 2010, and that certain Third Amendment to Revolving Credit and Guaranty Agreement and First Amendment to Pledge and Security Agreement, dated as of October 15, 2010, the “Credit Agreement”), by and among NewPageCo, NewPageHoldCo, the subsidiaries of NewPageCo named therein, Lenders, Administrative Agent and the other Agents named therein.

RECITALS

WHEREAS, pursuant to Section 2.2(c) of the Credit Agreement, the Credit Parties have requested that Administrative Agent request that Lenders agree to a Permitted Extension Amendment as set forth herein; and

WHEREAS, certain of Lenders have agreed to accept the terms of the Permitted Extension Amendment as set forth in this Amendment and certain of Lenders have declined to accept the Permitted Extension Amendment;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	AMENDMENTS TO CREDIT AGREEMENT

1.1 Interpretation. Capitalized terms used herein (including in the preamble and recitals hereto) without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

1.2 New Definitions.

A. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Fourth Amendment Accepting Lenders” means the Lenders set forth on Schedule 1 to the Fourth Amendment that have accepted the Fourth Amendment; each sometimes being referred to herein individually as a “Fourth Amendment Accepting Lender”.

“Fourth Amendment” means the Fourth Amendment and Permitted Extension Amendment to Revolving Credit and Guaranty Agreement, dated as of January 14, 2011, among NewPageCo, NewPageHoldCo, the Guarantors listed on the signature pages thereto, Administrative Agent, and the Fourth Amendment Accepting Lenders.

“Fourth Amendment Effective Date” means the first date on which all of the conditions precedent to the effectiveness of the Fourth Amendment shall have been satisfied as determined by Administrative Agent or shall have been waived by Administrative Agent.

“Fourth Amendment Non-Accepting Lenders” means the Lenders set forth on Schedule 2 to the Fourth Amendment that have not accepted the Fourth Amendment; sometimes being referred to herein individually as a “Fourth Amendment Non-Accepting Lender”.

“Non-Accepting Lenders Revolving Termination Commitment Event” means the termination of the Revolving Commitments of the Fourth Amendment Non-Accepting Lenders triggered under clause (iv)(B) of the definition of “Revolving Commitment Termination Date”.

1.3 Amendments to Definitions.

A. Section 1.1 of the Credit Agreement is hereby amended by amending and restating the definition of “Cash Dominion Trigger Event” in its entirety as follows:

“Cash Dominion Trigger Event” means the occurrence of any one of the following events: (i) at any time after the Closing Date, Excess Availability shall be less than $60,000,000 for any period of ten (10) consecutive Business Days or (ii) an Event of Default shall occur and be continuing; provided, that, to the extent that the Cash Dominion Trigger Event has occurred due to clause (i) of this definition, if Excess Availability shall be equal to or greater than $60,000,000 for at least sixty (60) consecutive days, the Cash Dominion Trigger Event shall be deemed to be over. At any time that a Cash Dominion Trigger Event shall be deemed to be over or otherwise cease to exist, the Agents shall take such actions, including delivering such notices and directions to depositary institutions at which Blocked Accounts are established, to terminate the cash sweeps and other transfers existing pursuant to Section 9.01(e) as a result of any Activation Notice or other notices or directions given by any Agent during the existence of such Cash Dominion Trigger Event.

B. Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Revolving Credit Termination Date” in its entirety as follows:

“Revolving Commitment Termination Date” means the earliest to occur of (i) the fifth anniversary of the Closing Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14, (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.1, and (iv) (A) as to the Fourth Amendment Accepting Lenders, the later of (1) March 1, 2012 and (2) the earliest date that is 61 days prior to the scheduled maturity date (determined on the date that is 120 days prior to any scheduled maturity date referenced in this clause (iv)(A), without regard to any events (including refinancings or extensions) occurring after such determination date) of any of (a) the Senior Secured Fixed Rate Notes, (b) the Senior Secured Floating Rate Notes, (c) the 2007 Senior Secured Fixed Rate Notes, (d) the 2009 First Lien Notes, (e) the 2010 First Lien Notes, and (f) any refinancing of any indebtedness included in items (a) - (e) in this clause (iv)(A)), or (B) as to the Fourth Amendment Non-Accepting Lenders, the earliest date that is 181 days prior to the scheduled maturity date (determined on the date that is 271 days prior to any scheduled maturity date referenced in this clause (iv)(B), without regard to any events (including refinancings or extensions) occurring after such determination date) of any of (a) the Senior Secured Fixed Rate Notes, (b) the Senior Secured Floating Rate Notes, (c) the 2007 Senior Secured Fixed Rate Notes, (d) the 2009 First Lien Notes, (e) the 2010 First Lien Notes, and (f) any refinancing of any indebtedness included in items (a) - (e) in this clause (iv)(B).

1.4 Non-Accepting Lenders Revolving Commitment Termination Event. Section 2 of the Credit Agreement is hereby amended by adding a new Section 2.26 as follows:

“2.26 Non-Accepting Lenders Revolving Commitment Termination Event.

(a) Upon the occurrence of a Non-Accepting Lender Revolving Commitment Termination Event and subject to Section 2.26(d) hereof:

(i) each Revolving Commitment of a Fourth Amendment Non-Accepting Lender shall expire and all Loans and other amounts owed to any Fourth Amendment Non-Accepting Lender and the Revolving Commitments of the Fourth Amendment Non-Accepting Lenders shall be paid in full by Borrower; and

(ii) the participations of all Fourth Amendment Non-Accepting Lenders with respect to all then issued and outstanding Letters of Credit shall be allocated by Administrative Agent, pro rata, among each of the Fourth Amendment Accepting Lenders based upon such Fourth Amendment Accepting Lender’s Pro Rata Share. Without any further action required by the parties, each Fourth Amendment Non-Accepting Lender shall assign any such participation in any such Letters of Credit to a Fourth Amendment Accepting Lender, and each Fourth Amendment Accepting Lender shall purchase such participation in any such Letters of Credit based upon such Fourth Amendment Accepting Lender’s Pro Rat Share; provided, that to the extent such allocation may result in the Revolving Commitment of any Fourth Amendment Accepting Lender to exceed the amount of such Fourth Amendment Accepting Lender’s Revolving Commitment set forth on Appendix A hereto, such Letter of Credit shall be cash collateralized by Borrower in the amount equal to the amount of such excess.

(b) Upon the payment in full of the Revolving Commitments of all Fourth Amendment Non-Accepting Lenders, the total Revolving Commitments shall automatically be reduced by the total Revolving Commitments of all Fourth Amendment Non-Accepting Lenders, and, in no event, shall such reduction cause the Revolving Commitment of any Fourth Amendment Accepting Lender to exceed the amount of such Fourth Amendment Accepting Lender’s Revolving Commitment set forth on Appendix A hereto.

(c) Notwithstanding the priority of payments otherwise set forth herein, upon the occurrence of a Fourth Amendment Non-Accepting Lenders Revolving Commitment Termination Event and so long as (i) no Event of Default has occurred that is continuing and (ii) no Revolving Commitment Termination Date with respect to Fourth Amendment Accepting Lenders has occurred contemporaneously with such Fourth Amendment Non-Accepting Lenders Revolving Commitment Termination Event, each Fourth Amendment Non-Accepting Lender shall be entitled to the payment in full of all Obligations due to such Fourth Amendment Non-Accepting Lenders as of such Revolving Commitment Termination Date.

(d) Notwithstanding anything herein to the contrary, each Fourth Amendment Non-Accepting Lender shall also constitute a Non-Consenting Lender for purposes of Section 2.23 hereof. At any time on and after the Fourth Amendment Effective Date until and including the Non-Accepting Lenders Revolving Commitment Termination Event, NewPageCo may exercise its rights under Section 2.23 hereof to cause the assignment of the outstanding Loans and Revolving Commitments of any Fourth Amendment Non-Accepting Lender to a Replacement Lender. Upon such assignment, the Replacement Lender shall become a Fourth Amendment Accepting Lender for purposes of this Agreement.

(e) Nothing contained in the Fourth Amendment or the election of a Lender to be a Fourth Amendment Non-Accepting Lender shall relieve such Lender of its obligations and duties as a Lender, including, without limitation, the obligation to fund all Loans and purchase participations in Letters of Credit in accordance with the terms and conditions of this Agreement.

(f) In the event of an assignment of the Loans and any Revolving Commitment of a Fourth Amendment Non-Accepting Lender, other than pursuant to Section 2.23 hereof, to an Eligible Assignee that does not elect to become a Fourth Amendment Accepting Lender in connection with such assignment, the Eligible Assignee shall be treated as a Fourth Amendment Non-Accepting Lender for all purposes under this Agreement. The Administrative Agent shall make such notations in its books and records with respect to the Loans and Revolving Commitments and in the Register as it deems reasonably necessary to distinguish between the Loans and Revolving Commitments of Fourth Amendment Accepting Lenders and the Loans and Revolving Commitments of Fourth Amendment Non-Accepting Lenders.”

1.5 Minimum Excess Availability. Section 6.8(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(h) Minimum Excess Availability. NewPageHoldCo shall not permit Excess Availability on any day from and after the First Amendment Effective Date to be less than $50,000,000, it being understood and agreed that nothing in this Section 6.8(h) shall limit any rights or remedies of the Administrative Agent or the Collateral Agent set forth in this Agreement or any other Credit Document that may arise upon the occurrence and during the continuance of a Cash Dominion Trigger Event.”

SECTION II.	AMENDMENT FEE

As consideration for the execution, delivery and performance of this Amendment, NewPageCo shall pay to Administrative Agent, for the ratable benefit of Fourth Amendment Accepting Lenders who have executed and delivered this Amendment on or before the Fourth Amendment Effective Date, an amendment fee in an amount equal to (a) .0015 multiplied by (b) the aggregate Revolving Commitments of such Fourth Amendment Accepting Lenders (the “Amendment Fee”), which Amendment Fee shall be non-refundable and fully earned and payable on the Fourth Amendment Effective Date.

SECTION III.	CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the Fourth Amendment Effective Date, which shall be deemed to have occurred on the date that the following conditions shall have been satisfied as determined by Administrative Agent in good faith or shall have been waived by Administrative Agent:

A. Execution. Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Credit Parties and the Fourth Amendment Accepting Lenders.

B. Expenses. Administrative Agent shall have received the Amendment Fee and all other fees and amounts due and payable on or prior to the Fourth Amendment Effective Date, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid to Agents and Lenders by NewPageCo hereunder or any other Credit Document.

C. Necessary Consents. Each Credit Party shall have obtained all consents necessary or advisable in connection with the transactions contemplated by this Amendment.

D. Other Documents. Administrative Agent and Lenders shall have received such other documents regarding Credit Parties as Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent. Each Lender party hereto hereby authorizes the Administrative Agent to enter into any amendments to Credit Documents on behalf of the Lenders and other Secured Parties as the Administrative Agent shall deem appropriate in connection with this Amendment.

SECTION IV.	REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Corporate Power and Authority. Each Credit Party which is party hereto has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party.

C. No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or limited liability company agreement, other constitutive documents or by-laws of NewPageCo, NewPageHoldCo or any other Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section IV.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or members or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the Fourth Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by NewPageCo, NewPageHoldCo and the other Credit Parties of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the Fourth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G. Absence of Default. No event has occurred and is continuing or, after giving effect to the terms of this Amendment, will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION V.	ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which is a party (in each case as such terms are defined in the applicable Credit Document).

Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION VI.	MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Credit Documents.

(i) On and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page to this Amendment by telecopier, facsimile or electronic delivery (in pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment.

E. Severability. In the event that any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

NEWPAGE CORPORATION

By:	/s/ Timothy D. Nusbaum
	Name:	Timothy D. Nusbaum
	Title:	Treasurer

NEWPAGE HOLDING CORPORATION

By:	/s/ Timothy D. Nusbaum
	Name:	Timothy D. Nusbaum
	Title:	Treasurer

CHILLICOTHE PAPER INC.

WICKLIFFE PAPER COMPANY LLC

ESCANABA PAPER COMPANY

LUKE PAPER COMPANY

RUMFORD PAPER COMPANY

NEWPAGE ENERGY SERVICES LLC

UPLAND RESOURCES, INC.

RUMFORD COGENERATION, INC.

NEWPAGE CONSOLIDATED PAPERS INC.

NEWPAGE WISCONSIN SYSTEM INC.

NEWPAGE CANADIAN SALES LLC

NEWPAGE PORT HAWKESBURY CORP.

NEWPAGE PORT HAWKESBURY HOLDING LLC

By:	/s/ Timothy D. Nusbaum
	Name:	Timothy D. Nusbaum
	Title:	Treasurer

WELLS FARGO CAPITAL FINANCE, LLC, as Administrative Agent and as a Lender

By:	/s/ Thomas Grabosky
	Name:	Thomas Grabosky
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Peter S. Predun
	Name:	Peter S. Predun
	Title:	Executive Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Adam Seiden
	Name:	Adam Seiden
	Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

ALLY COMMERCIAL FINANCE LLC, as a Lender

By:	/s/ W. Wakefield Smith
	Name:	W. Wakefield Smith
	Title:	Senior Director

BARCLAYS BANK PLC, as a Lender

By:	/s/ David Sawyer
	Name:	David Sawyer
	Title:	Managing Director

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender

By:	/s/ Lauren Day
	Name:	Lauren Day
	Title:	Authorized Signatory

CITIBANK, N.A., as a Lender

By:	/s/ Brendan Mackay
	Name:	Brendan Mackay
	Title:	Vice President

FCS FINANCIAL, PCA., as a Lender

By:	/s/ Sean Unterreiner
	Name:	Sean Unterreiner
	Title:	Senior Lending Officer

BENTHAM WHOLESALE SYNDICATED LOAN FUND

By:	Credit Suisse Asset Management, LLC,
as Agent (Sub Advisor) for
Challenger Investment Services Limited,
the Responsible Entity for Bentham
Wholesale Syndicated Loan Fund

By:	/s/ Thomas Flannery
	Name:	Thomas Flannery
	Title:	Authorized Signatory

CREDIT SUISSE DOLLAR SENIOR LOAN FUND, LTD.

By:	Credit Suisse Asset Management, LLC,
as investment manager

By:	/s/ Thomas Flannery
	Name:	Thomas Flannery
	Title:	Authorized Signatory